Exhibit 22.1

LIST OF SUBSIDIARY GUARANTORS

The following subsidiaries of QVC Group, Inc. (the “Company”) were, as of August 6, 2026, guarantors of the Company’s 10.000% First Lien Senior Secured Notes due 2032:

NAME OF SUBSIDIARY

AFFILIATE DISTRIBUTION & MKTG., INC.

AFFILIATE INVESTMENT, INC.

AFFILIATE RELATIONS HOLDINGS, INC.

AMI 2, INC.

BALLARD DESIGNS, INC.

CINMAR, LLC

CONTRACT DÉCOR, INC.

CORNERSTONE BRANDS, INC.

CORNERSTONE SHARED SERVICES, LLC

ER DEVELOPMENT INTERNATIONAL, INC.

ER MARKS, INC.

FRONTGATE MARKETING, INC.

GARNET HILL, INC.

GC MARKS, INC.

HOME SHOPPING NETWORK EN ESPAÑOL, L.L.C.

HOME SHOPPING NETWORK EN ESPAÑOL, L.P.

HOME SHOPPING NETWORK, LLC

HSN CATALOG SERVICES, INC.

HSN HOLDING LLC

HSN IMPROVEMENTS, LLC

HSNI, LLC

IC MARKS, INC.

INGENIOUS DESIGNS LLC

LIVE SHOP VENTURES, LLC

NLG MERGER CORP.

QC MARKS, INC.

QHEALTH, INC.

QLOCAL, INC.

QRI CORNERSTONE, INC.

QURATE DIGITAL VENTURES, LLC

QVC CHESAPEAKE, LLC

QVC CHINA, INC.

QVC DELAWARE HOLDINGS, INC.

QVC GLOBAL DDGS, INC.

QVC GLOBAL HOLDINGS I, INC.

QVC INDIA, LTD.

QVC NORTHEAST, LLC

QVC ONTARIO HOLDINGS, LLC

QVC ROCKY MOUNT, INC.

QVC SAN ANTONIO, LLC

QVC SHOP INTERNATIONAL, INC.

QVC ST. LUCIE, INC.

QVC SUFFOLK, LLC

QVC VENDOR DEVELOPMENT, INC.

SHOPPING HOLDINGS, LLC

STREAMING COMMERCE VENTURES, LLC

THE CORNERSTONE BRANDS GROUP, INC.

THE CORNERSTONE HOLDINGS GROUP, INC.

VENTANA TELEVISION HOLDINGS, INC.

VENTANA TELEVISION, INC.